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EXHIBIT 23.2 Consent of Russell Bedford Stefanou & Mirchandani LLP




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



TO:      American IDC Corp.


         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated March 24, 2004 included in American IDC Corp.'s Annual Report on Form 10-KSB for the year ended December 31, 2003, and to all references to our Firm included in this Registration Statement.


                                    /s/ Russell Bedford Stefanou Mirchandani LLP
                                    --------------------------------------------
                                      Russell Bedford Stefanou & Mirchandani LLP




McLean, Virginia
April 15, 2004